Exhibit 99.1

TransAct Technologies Reports Preliminary Fourth Quarter and Full Year 2022 Financial Results

2022 Fourth Quarter Net Sales of $18.0 Million, up 61% on a Year-Over-Year Basis

Quarterly Casino and Gaming Sales of $11.0 Million, up 123% on a Year-Over-Year Basis

FST Paid Terminals Up 24% from December 31, 2021

Hamden, CT – March 8, 2023 – TransAct Technologies Incorporated (Nasdaq: TACT) (“TransAct” or the “Company”), a global leader in software-driven technology and printing solutions for high-growth markets, today reported preliminary results for the quarter and year ended December 31, 2022.

“2022 was a record-breaking year in many respects for TransAct, and I could not be more proud of the team and the progress we have made from the depths of the pandemic to the worldwide parts shortage to where we are today. Most notably, Casino and Gaming market sales reached an all-time quarterly high in the fourth quarter of 2022, increasing market share across the globe and carrying significant momentum into the new year,” said Bart C. Shuldman, Chief Executive Officer of TransAct. Mr. Shuldman continued, “Casino and Gaming sales were up 123% this quarter and up over 96% for the year, and we continue to increase production to meet the casino printer demand around the world. We are also seeing our enhanced FST sales team make meaningful progress with new potential FST customers in the verticals we serve and also with a major, international QSR restaurant brand, which we believe bodes well for TransAct going forward. We are seeking to deliver shareholder value and consistent profitability going forward. Overall, I am so proud of the results our team delivered, and believe we are extremely well positioned for future growth.”

Fourth Quarter 2022 Financial Highlights

•	Net Sales: Net sales for the fourth quarter of 2022 were $18.0 million, up 61% compared to $11.1 million for the fourth quarter of 2021.

•	FST Recurring Revenue: FST recurring revenue for the fourth quarter of 2022 was $2.4 million, up 14% compared to $2.1 million for the fourth quarter of 2021.

•	Gross Profit: Gross profit for the fourth quarter of 2022 was $8.2 million, resulting in gross margin of 45.8%, compared to gross profit of $4.3 million for the fourth quarter of 2021, which resulted in a 38.7% gross margin.

•	Operating income (loss): Operating income for the fourth quarter of 2022 was $0.5 million, compared to operating loss of $(2.6) million for the fourth quarter of 2021.

•	Net income (loss): Net income for the fourth quarter of 2022 was $0.3 million, or $0.03 net income per diluted share, based on 9.9 million weighted average common shares outstanding. Net loss for the comparable 2021 period was $(0.8) million, or $(0.08) net loss per diluted share, based on 9.8 million weighted average common shares outstanding.

•	Adjusted net income (loss): Adjusted net income for the fourth quarter of 2022 was $0.3 million, or $0.03 adjusted net income per diluted share compared to adjusted net loss for the fourth quarter of 2021 of $(2.0) million, or $(0.20) adjusted net loss per diluted share.

•	EBITDA: EBITDA was $1.0 million for the fourth quarter of 2022, compared to EBITDA loss of $(1.0) million for the fourth quarter of 2021.

•	Adjusted EBITDA: Adjusted EBITDA was $1.3 million for the fourth quarter of 2022, compared to adjusted EBITDA loss of $(2.2) million for the fourth quarter of 2021.

Full Year 2022 Financial Highlights

•	Net Sales: Net sales for the full year 2022 were $58.1 million, up 48% compared to $39.4 million for the full year 2021.

•	FST Recurring Revenue: FST recurring revenue for the full year 2022 was $8.7 million, up 18% compared to $7.4 million for the full year 2021.

•	Gross Profit: Gross profit for the full year 2022 was $24.4 million, resulting in gross margin of 42.0%, compared to gross profit of $15.4 million for the full year 2021, which resulted in a 39.1% gross margin.

•	Operating loss: Operating loss for the full year 2022 was $(7.7) million, compared to operating loss of $(9.4) million for the full year 2021.

•	Net loss: Net loss for the full year 2022 was $(5.9) million, or $(0.60) net loss per diluted share, based on 9.9 million weighted average common shares outstanding. Net loss for the comparable 2021 period was $(4.0) million, or $(0.43) net loss per diluted share, based on 9.3 million weighted average common shares outstanding.

•	Adjusted net loss: Adjusted net loss for the full year 2022 was $(5.9) million, or $(0.60) adjusted net loss per diluted share compared to adjusted net loss for the full year 2021 of $(7.4) million, or $(0.79) adjusted net loss per diluted share.

•	EBITDA loss: EBITDA loss was $(6.4) million for the full year 2022, compared to EBITDA loss of $(5.0) million for the full year 2021.

•	Adjusted EBITDA loss: Adjusted EBITDA loss was $(5.2) million for the full year 2022, compared to adjusted EBITDA loss of $(7.5) million for the full year 2021.

•	Paid Terminals: Paid terminals in the market were 12,180 on December 31, 2022, compared to 9,818 on December 31, 2021, an increase of 24%.

2023 Financial Outlook

•	Total Revenue: The Company currently expects total revenue of between $70-72 million.

•	Total Adjusted EBITDA: The Company currently expects total adjusted EBITDA of between $5.2 -$5.4 million.

Our outlook for non-GAAP adjusted EBITDA is presented only on a non-GAAP basis because not all of the information necessary for a quantitative reconciliation of this forward-looking non-GAAP financial measure to the most directly comparable GAAP financial measure is available without unreasonable effort, primarily due to uncertainties relating to the occurrence or amount of these adjustments that may arise in the future. If one or more of the currently unavailable items is applicable, some items could be material, individually or in the aggregate, to GAAP reported results.

2022 Fourth Quarter and Full Year Conference Call and Webcast

TransAct is hosting a conference call and webcast today, March 8, 2023, beginning at 4:30 p.m. ET to discuss the Company’s preliminary fourth quarter and full year 2022 results and other matters. Both the call and the webcast are open to the general public. The conference call number is 877-704-4453 and the conference ID number is 13736100 (domestic or international). Please call ten minutes prior to the presentation to ensure that you are connected.

Interested parties may also access the conference call live on the Internet at www.transact-tech.com (select “Investor Relations” followed by “Events & Presentations”). Approximately two hours after the call has concluded, an archived version of the webcast will be available for replay at the same location.

Change in Accounting Principle

Effective April 1, 2022, TransAct changed its method of inventory valuation from standard costing which approximates first-in first-out “FIFO” to the average costing methodology. The Company believes this method is preferable because it reflects a better measurement estimate of inventory cost as the Company does not perform intensive manufacturing of its finished products which are therefore better measured under average cost. In addition, the Company’s business is projected to include an increasing sales volume of software going forward, which better aligns with average costing. Comparative financial statements of prior periods have been adjusted to apply the new method retrospectively and are labeled “As Adjusted” in the Condensed Consolidated Statements of Operations and Condensed Consolidated Balance Sheets attached to this release.

Non-GAAP Financial Measures

TransAct is providing certain non-GAAP financial measures because the Company believes that these measures are helpful to investors and others in assessing the ongoing nature of what the Company’s management views as TransAct’s core operations. EBITDA and adjusted EBITDA provide the Company with an understanding of one aspect of earnings before the impact of investing and financing charges and income taxes. The Company believes that these non-GAAP financial measures provide relevant and useful information to an investor evaluating the Company’s operating performance because these measures are: (i) widely used by investors to measure a company’s operating performance without regard to items that do not reflect the Company’s ongoing operations and are excluded from the calculation of such measure; (ii) used as financial measurements by lenders and other parties to evaluate creditworthiness; and (iii) used by the Company’s management for various purposes including strategic planning and forecasting and assessing financial performance. Adjusted net income (loss) and adjusted net income (loss) per diluted share provide the Company with an understanding of the results of the primary operations of the business by excluding the effects of special items (for example, the forgiveness of the Company’s $2.2 million loan under the Paycheck Protection Program (the “PPP Loan”) administered by the Small Business Administration ( the “SBA”) pursuant to the Coronavirus Aid, Relief, and Economic Security Act of 2020 (the “CARES Act”) and the $1.5 million gain from the Employee Retention Credit pursuant to the CARES Act) that do not reflect the ordinary earnings of the Company’s operations. The Company uses these measures to evaluate period-over-period operating performance because the Company believes this provides a more comparable measure of the Company’s continuing business, as these measures adjust for the special items that are not reflective of the normal results of the business. These measures may be useful to an investor in evaluating the underlying operating performance of the Company’s business. The presentation of this non-GAAP information is not considered superior to or a substitute for, and should be read in conjunction with, the financial information prepared in accordance with GAAP.

EBITDA is defined as net income (loss) before net interest expense, income taxes, depreciation, and amortization. A reconciliation of EBITDA to net income (loss), the most comparable GAAP financial measure, can be found attached to this release.

Adjusted EBITDA is defined as net income (loss) before net interest expense, income taxes, depreciation and amortization and is adjusted for (1) share-based compensation, (2) the impact of the forgiveness of the PPP Loan by the SBA pursuant to the CARES Act and (3) the gain from the Employee Retention Credit pursuant to the CARES Act. The Company adjusts EBITDA for share-based compensation because the Company considers share-based compensation to be a non-cash expense similar to depreciation and amortization. A reconciliation of adjusted EBITDA to net income (loss), the most comparable GAAP financial measure, can be found attached to this release.

Adjusted net income (loss) is defined as net income (loss) adjusted for the impact of the forgiveness of the PPP Loan by the SBA pursuant to the CARES Act and the gain from the Employee Retention Credit pursuant to the CARES Act. A reconciliation of adjusted net income (loss) to net income (loss), the most comparable GAAP financial measure, can be found attached to this release.

Adjusted net income (loss) per diluted share is defined as adjusted net income (loss) divided by diluted shares outstanding. A reconciliation of adjusted net income (loss) per diluted share to net income (loss) per diluted share, the most comparable GAAP financial measure, can be found attached to this release.

About TransAct Technologies Incorporated

TransAct Technologies Incorporated is a global leader in developing and selling software-driven technology and printing solutions for high-growth markets including food service, casino and gaming, and POS automation. The Company’s solutions are designed from the ground up based on customer requirements and are sold under the BOHA!™, AccuDate™, EPICENTRAL®, Epic and Ithaca® brands. TransAct has sold over 3.7 million printers, terminals and other hardware devices around the world and is committed to providing world-class service, spare parts, and accessories to support its installed product base. Through the TransAct Services Group, the Company also provides customers with a complete range of supplies and consumable items both online at http://www.transactsupplies.com and through its direct sales team. TransAct is headquartered in Hamden, CT. For more information, please visit http://www.transact-tech.com or call (203) 859-6800.

TransAct®, BOHA!™, AccuDate™, Epic, EPICENTRAL® and Ithaca® are trademarks of TransAct Technologies Incorporated. ©2023 TRANSACT Technologies Incorporated. All rights reserved.

Cautionary Statement Regarding Preliminary Financial Information

The Company has prepared the preliminary financial information set forth below on a materially consistent basis with its historical financial information and in good faith based upon its internal reporting as of and for the three months and full year ended December 31, 2022. This financial information is preliminary and is thus inherently uncertain and subject to change as the Company finalizes its financial results and related review for the three months and audit for the full year ended December 31, 2022. During the course of the preparation of the Company’s consolidated financial statements and related notes as of and for the three months and full year ended December 31, 2022, the Company may identify items that could cause its final reported results to be materially different from the preliminary financial information set forth above. As a result, there can be no assurance that the Company’s final results for this period will not differ from the preliminary financial information.

This preliminary financial information should not be viewed as a substitute for full financial statements prepared in accordance with GAAP. In addition, this preliminary financial information is not necessarily indicative of the results to be achieved for any future period.

Forward-Looking Statements

Certain statements included in this press release may include forward-looking statements. Forward-looking statements are any statements other than statements of historical fact. Forward-looking statements represent current views about possible future events and are often identified by the use of forward-looking terminology, such as "may", "will", "expect", "intend", "estimate", "anticipate", "believe", "project”, "plan”, "design" or "continue", or the negative thereof, or other similar words. Forward-looking statements are subject to certain risks, uncertainties and assumptions. In the event that one or more of such risks or uncertainties materialize, or one or more underlying assumptions prove incorrect, actual results may differ materially from those expressed or implied by the forward-looking statements. Important factors and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, but are not limited to, the following: the adverse effects of current economic conditions, whether due to the COVID-19 pandemic or otherwise on our business, operations, financial condition, results of operations and capital resources, difficulties or delays in manufacturing or delivery of inventory or other supply chain disruptions, inflation and the Russia/Ukraine conflict, an inability of our customers to make payments on time or at all, diversion of management attention, a possible future reduction in the value of goodwill or other intangible assets, inadequate manufacturing capacity or a shortfall or excess of inventory as a result of difficulty in predicting manufacturing requirements due to volatile economic conditions, price increases or decreased availability of component parts or raw materials, exchange rate fluctuations, volatility of and decreases in trading prices of our common stock and the availability of needed financing on acceptable terms or at all; our ability to successfully develop new products that garner customer acceptance and generate sales, both domestically and internationally, in the face of substantial competition; our reliance on an unrelated third party to develop, maintain and host certain web-based food service application software and develop and maintain selected components of our downloadable software applications pursuant to a non-exclusive license agreement, and the risk that interruptions in our relationship with that third party could materially impair our ability to provide services to our food service technology customers on a timely basis or at all and could require substantial expenditures to find or develop alternative software products; our ability to successfully transition our business into the food service technology market; risks associated with potential future acquisitions; general economic conditions; our dependence on contract manufacturers for the assembly of a large portion of our products in Asia; our dependence on significant suppliers; our ability to recruit and retain quality employees as the Company grows; our dependence on third parties for sales outside the United States; our dependence on technology licenses from third parties; marketplace acceptance of new products; risks associated with foreign operations; the availability of third-party components at reasonable prices; price wars, supply chain disruptions or other significant pricing pressures affecting the Company’s products in the United States or abroad; increased product costs or reduced customer demand for our products due to changes in U.S. policy that may result in trade wars or tariffs; our ability to protect intellectual property; and other risk factors detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and other reports filed with the Securities and Exchange Commission. Actual results may differ materially from those discussed in, or implied by, the forward-looking statements. We caution readers not to place undue reliance on forward-looking statements, which speak only as of the date of this release. We undertake no obligation to publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or other factors, except where we are expressly required to do so by applicable law.

# # #

Investor Contact:
Bart Shuldman	Ryan Gardella
Chief Executive Officer	ICR, Inc.
TransAct Technologies Incorporated	Ryan.Gardella@icrinc.com

- Financial tables follow –

TRANSACT TECHNOLOGIES INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Preliminary and Unaudited)

	Three months ended		Year ended
	December 31,		December 31,
	2022	2021	2022	2021
		As Adjusted	As Adjusted	As Adjusted
	(In thousands, except per share data)

Net sales	$17,958	$11,123	$58,139	$39,386
Cost of sales	9,739	6,817	33,727	24,004
Gross profit	8,219	4,306	24,412	15,382

Operating expenses:
Engineering, design and product development	2,130	1,992	8,570	7,475
Selling and marketing	2,602	2,549	11,326	7,658
General and administrative	2,993	2,362	12,193	9,626
	7,725	6,903	32,089	24,759
Operating income (loss)	494	(2,597)	(7,677)	(9,377)

Interest and other income (expense):
Interest, net	(63)	(25)	(208)	(96)
Other, net	151	(114)	(16)	(283)
Gain from employee retention credit	-	1,500	-	1,500
Gain on forgiveness of long-term debt	-	-	-	2,173
	88	1,361	(224)	3,294

Income (loss) before income taxes	582	(1,236)	(7,901)	(6,083)
Income tax (provision) benefit	(322)	413	1,965	2,042
Net income (loss)	$260	$(823)	$(5,936)	$(4,041)

Net income (loss) per common share:
Basic	$0.03	$(0.08)	$(0.60)	$(0.43)
Diluted	$0.03	$(0.08)	$(0.60)	$(0.43)

Shares used in per share calculation:
Basic	9,912	9,848	9,905	9,298
Diluted	9,921	9,848	9,905	9,298

SUPPLEMENTAL INFORMATION – SALES BY MARKET:

(Preliminary and Unaudited)

	Three months ended		Year ended
	December 31,		December 31,
	2022	2021	2022	2021
	(In thousands)

Food service technology	$3,054	$3,522	$12,364	$12,625
POS automation	2,959	1,217	10,659	4,825
Casino and gaming	10,999	4,934	30,029	15,302
Printrex	-	200	-	631
TransAct Services Group	946	1,250	5,087	6,003
Total net sales	$17,958	$11,123	$58,139	$39,386

TRANSACT TECHNOLOGIES INCORPORATED

CONDENSED CONSOLIDATED BALANCE SHEETS

(Preliminary and Unaudited)

		As Adjusted
	December 31,	December 31,
	2022	2021
	(In thousands)
Assets:
Current assets:
Cash and cash equivalents	$7,946	$19,457
Accounts receivable, net	13,927	7,593
Employee retention credit receivable	1,500	1,500
Inventories	12,028	7,711
Prepaid income taxes	-	137
Other current assets	724	738
Total current assets	36,125	37,136

Fixed assets, net	2,781	2,684
Right-of-use asset	2,488	2,553
Goodwill	2,621	2,621
Deferred tax assets	7,327	5,143
Intangible assets, net	242	397
Other assets	248	400
	15,707	13,798
Total assets	$51,832	$50,934

Liabilities and Shareholders’ Equity:
Current liabilities:
Current portion of revolving loan payable	$2,250	$-
Accounts payable	7,395	4,308
Accrued liabilities	4,077	3,894
Lease liability	875	789
Deferred revenue	1,329	805
Total current liabilities	15,926	9,796

Deferred revenue, net of current portion	143	186
Lease liability, net of current portion	1,683	1,781
Other liabilities	218	187
	2,044	2,154
Total liabilities	17,970	11,950

Shareholders’ equity:
Common stock	139	139
Additional paid-in capital	56,282	55,246
Retained earnings	9,630	15,566
Accumulated other comprehensive (loss) income, net of tax	(79)	143
Treasury stock, at cost	(32,110)	(32,110)
Total shareholders’ equity	33,862	38,984
Total liabilities and shareholders’ equity	$51,832	$50,934

TRANSACT TECHNOLOGIES INCORPORATED

RECONCILIATION OF GAAP EARNINGS FINANCIAL MEASURES TO CORRESPONDING

NON-GAAP FINANCIAL MEASURES

(Preliminary and Unaudited, thousands of dollars, except percentages and per share amounts)

	Three months ended December 31, 2022
	Reported	Adjustments(1)	Adjusted Non-GAAP
Operating expenses	$7,725	$-	$7,725
% of net sales	43.0%		43.0%

Operating income	494	-	494
% of net sales	2.8%		2.8%

Interest and other income	88	-	88
Income before income taxes	582	-	582
Income tax (provision)	(322)	-	(322)
Net income	260	-	260
Net income per common share:
Basic	$0.03	$-	$0.03
Diluted	$0.03	$-	$0.03

(1)	No adjustments.

	Three months ended December 31, 2021
	Reported	Adjustments(2)	Adjusted Non-GAAP
Operating expenses	$6,903	$-	$6,903
% of net sales	62.1%		62.1%

Operating loss	(2,597)	-	(2,597)
% of net sales	(23.3)%		(23.3)%

Interest and other income (expense)	1,361	(1,500)	(139)
Loss before income taxes	(1,236)	(1,500)	(2,736)
Income tax benefit	413	330	743
Net loss	(823)	(1,170)	(1,993)
Net loss per common share:
Basic	$(0.08)	$(0.12)	$(0.20)
Diluted	$(0.08)	$(0.12)	$(0.20)

(2)	Adjustment includes $1,500 gain on recognition of the Employee Retention Credit that occurred in December 2021.

TRANSACT TECHNOLOGIES INCORPORATED
RECONCILIATION OF GAAP EARNINGS FINANCIAL MEASURES TO CORRESPONDING NON-GAAP FINANCIAL MEASURES
(Preliminary and Unaudited, thousands of dollars, except percentages and per share amounts)

	Year ended December 31, 2022
	Reported	Adjustments(3)	Adjusted Non-GAAP
Operating expenses	$32,089	$-	$32,089
% of net sales	55.2%		55.2%

Operating loss	(7,677)	-	(7,677)
% of net sales	(13.2)%		(13.2)%

Interest and other expense	(224)	-	(224)
Loss before income taxes	(7,901)	-	(7,901)
Income tax benefit	1,965	-	1,965
Net loss	(5,936)	-	(5,936)
Net loss per common share:
Basic	$(0.60)	$-	$(0.60)
Diluted	$(0.60)	$-	$(0.60)

(3)	No adjustments.

	Year ended December 31, 2021
	Reported	Adjustments(4)	Adjusted Non-GAAP
Operating expenses	$24,759	$-	$24,759
% of net sales	62.9%		62.9%

Operating loss	(9,377)	-	(9,377)
% of net sales	(23.8)%		(23.8)%

Interest and other income (expense)	3,294	(3,673)	(379)
Loss before income taxes	(6,083)	(3,673)	(9,756)
Income tax benefit	2,042	330	2,372
Net loss	(4,041)	(3,343)	(7,384)
Net loss per common share:
Basic	$(0.43)	$(0.36)	$(0.79)
Diluted	$(0.43)	$(0.36)	$(0.79)

(4)	Adjustment includes (1) $2,173 gain on forgiveness of the PPP Loan that occurred in July 2021 and (2) $1,500 gain on recognition of the Employee Retention Credit that occurred in December 2021.

TRANSACT TECHNOLOGIES INCORPORATED

RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA

NON-GAAP FINANCIAL MEASURES

(Preliminary and Unaudited)

	Three months ended		Year ended
	December 31,		December 31,
	2022	2021	2022	2021
		As Adjusted	As Adjusted	As Adjusted
	(In thousands)

Net income (loss)	$260	$(823)	$(5,936)	$(4,041)

Interest expense, net	63	25	208	96
Income tax provision (benefit)	322	(413)	(1,965)	(2,042)
Depreciation and amortization	348	236	1,332	957

EBITDA	993	(975)	(6,361)	(5,030)

Share-based compensation expense	287	254	1,155	1,206
Forgiveness of PPP Loan	-	-	-	(2,173)
Gain on recognition of the Employee Retention Credit	-	(1,500)	-	(1,500)

Adjusted EBITDA	$1,280	$(2,221)	$(5,206)	$(7,497)